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                                                                 Exhibit 23.3



                            [RATNER & PRESTIA LETTERHEAD]


                                 December 10, 1997

                             ADVANCE COPY VIA FACSIMILE


Mr. James Murphy
Apollon, Inc.
One Great Valley Parkway
Malvern, PA 19355

Dear Jim:

     In Paul Prestia's absence from the office, this is to confirm that we hereby consent to the reference to our firm in the "Experts" section of Amendment 3 to Apollon's Registration Statement on Form S-1.

                                   Very truly yours,


                                   RATNER & PRESTIA

                                   /s/ Andrew L. Ney
                                   Paul F. Prestia
                                   Andrew L. Ney


PFP/bgd